UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Source Rock, Inc.
(Exact Name of registrant in its charter)

Nevada	6770	27-1521364
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6528 E 101 St., Suite 380, Tulsa, OK 74133 (800) 780-3550
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5440 W. Sahara #105, Las Vegas, NV 89146
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5440 W. Sahara #105, Las Vegas, NV 89146
Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

DEREGISTRATION OF SECURITIES

On August 25, 2010, Source Rock, Inc. fka Lyonheart Capital, Inc. (the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission registering 8,000,000 shares of common stock for resale by existing shareholders and 2,000,000 shares of common stock in a direct public offering.  The Company is hereby terminating its public offering and deregistering all shares, aggregating 10,000,000 shares. The Company will not offer or sell any additional shares of common stock pursuant to this registration statement.   The funds in escrow under Rule 419 will be fully returned to the purchasers within five business days of April 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tulsa, state of Oklahoma on April 17, 2012.

Source Rock, Inc.
(Registrant)

By: /s/ Mark Mroczkowski
Mark Mroczkowski, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Mroczkowski	President, Director	April 17, 2012
Mark Mroczkowski	CEO, CFO, Treas., Sec.